Exhibit 99.1

INTRODUCTION

On April 10, 2014, Exterran Partners, L.P. (the “Partnership,” “we,” “us” or “our”) completed an acquisition of natural gas compression assets, including a fleet of 337 compressor units, comprising approximately 444,000 horsepower from MidCon Compression, L.L.C. (“MidCon”) for $352.9 million (the “April 2014 MidCon Acquisition”). The compressor units were previously used by MidCon to provide compression services to a subsidiary of Access Midstream Partners LP (“Access”). Effective as of the closing of the acquisition, we and Access entered into a seven-year contract operations services agreement under which we will provide compression services to Access.

On March 5, 2014, we filed a Current Report on Form 8-K (the “Original Report”), reporting, among other things, the entry into a Purchase and Sale Agreement, dated as of February 27, 2014, between our directly wholly-owned subsidiary, EXLP Operating LLC, and MidCon, providing for the April 2014 MidCon Acquisition, as further described in the Original Report.

On March 21, 2014, we filed a Current Report on Form 8-K/A (the “Amended Report”) providing financial statements and pro forma financial information relating to the April 2014 MidCon Acquisition, including our unaudited pro forma consolidated financial statements as of December 31, 2013 and for the year ended December 31, 2013. The unaudited pro forma consolidated balance sheet assumed that the April 2014 MidCon Acquisition occurred as of December 31, 2013. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2013 assumed that the April 2014 MidCon Acquisition and our acquisition in March 2013 of certain contract operations customer service agreements and compression equipment from Exterran Holdings, Inc. occurred on January 1, 2013.

In addition to the information already provided in our Original Report and Amended Report, we are providing the following:

•                  the unaudited statement of assets acquired and liabilities assumed as of March 31, 2014 for the April 2014 MidCon Acquisition and the related unaudited statements of revenues and direct operating expenses for the three months ended March 31, 2014 and 2013; and

•                  the unaudited pro forma condensed consolidated statement of operations of the Partnership for the nine months ended September 30, 2014, which assumes that the April 2014 MidCon Acquisition occurred as of January 1, 2014.

APRIL 2014 MIDCON ACQUISITION

UNAUDITED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(In thousands)

March 31, 2014
ASSETS

Compression equipment, at cost	$291,741
Accumulated depreciation	(22,357)
Compression equipment, net	269,384
Total assets acquired	$269,384

LIABILITIES
Commitments and contingencies (Note 3)
Total liabilities assumed	$—

The accompanying notes are an integral part of these financial statements.

APRIL 2014 MIDCON ACQUISITION

UNAUDITED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(In thousands)

	Three Months Ended March 31,
	2014	2013

Revenues	$21,492	$20,262

Direct operating expenses:
Cost of sales (excluding depreciation)	4,980	12,454
Depreciation	419	2,475
Selling, general and administrative	140	365
Total direct operating expenses	5,539	15,294
Excess of revenues over direct operating expenses	$15,953	$4,968

The accompanying notes are an integral part of these financial statements.

APRIL 2014 MIDCON ACQUISITION

NOTES TO UNAUDITED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED AND UNAUDITED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1. Overview and Basis of Presentation

Overview

On April 10, 2014, Exterran Partners, L.P. (the “Partnership,” “we,” “us” or “our”) completed an acquisition of natural gas compression assets, including a fleet of 337 compressor units, comprising approximately 444,000 horsepower from MidCon Compression, L.L.C. (“MidCon”) for $352.9 million (the “April 2014 MidCon Acquisition”). The compressor units were previously used by MidCon to provide compression services to a subsidiary of Access Midstream Partners LP (“Access”). Effective as of the closing of the acquisition, we and Access entered into a seven-year contract operations services agreement under which we will provide compression services to Access.

In accordance with the terms of the Purchase and Sale Agreement relating to the transaction, we directed MidCon to sell a tract of real property and the facility located thereon, a fleet of vehicles, personal property and parts inventory to Exterran Energy Solutions, L.P. (“EESLP”), the indirect parent company of the Partnership and a wholly-owned subsidiary of Exterran Holdings, Inc., for $7.7 million.

The fleet of compressor units used to provide compression services for the business acquired comprises approximately 444,000 horsepower. Approximately 230,000 horsepower of the compressor units acquired were under lease by MidCon at December 31, 2013, but were acquired by MidCon during the three months ended March 31, 2014.

The accompanying statement of assets acquired and liabilities assumed and statements of revenues and direct operating expenses for the April 2014 MidCon Acquisition include revenue and direct operating expenses of the business acquired and the compression equipment that the Partnership acquired from MidCon.

Basis of Presentation

The accompanying statement of assets acquired and liabilities assumed and statements of revenues and direct operating expenses related to the April 2014 MidCon Acquisition have been prepared for the purpose of complying with the rules and regulations of the United States (“U.S.”) Securities and Exchange Commission (“SEC”). The April 2014 MidCon Acquisition was not operated as a separate business unit or legal entity of MidCon, but rather was an integrated part of MidCon’s and its affiliates’ consolidated operations.

The accompanying financial statements have been derived from the historical records of MidCon to present the statements of assets acquired and liabilities assumed and revenues and direct operating expenses related to the April 2014 MidCon Acquisition in accordance with accounting principles generally accepted in the U.S. In the opinion of management, the accompanying financial statements contain all adjustments considered necessary to fairly present the assets acquired, liabilities assumed, revenues and direct operating expenses related to the April 2014 MidCon Acquisition. These statements are not intended to be a complete presentation of the financial position or results of operations for the April 2014 MidCon Acquisition. The historical operating results of the April 2014 MidCon Acquisition may not be indicative of future results due to changes in the business.

The statement of assets acquired and liabilities assumed includes the compression equipment that was owned and used by MidCon to provide services for the business acquired during the historical period presented but excludes the tract of real property and the facility located thereon, a fleet of vehicles, personal property and parts inventory that were acquired by EESLP and other assets that were not acquired by either the Partnership or EESLP pursuant to the Purchase and Sale Agreement such as certain facilities, accounts receivable, accounts payable and other accrued liabilities.

The statements of revenues and direct operating expenses related to the April 2014 MidCon Acquisition includes the revenues and direct expenses of compressor units that were in service during the period presented attributable to the business acquired. Cost of sales includes the lease expense and amortization of deferred gain (loss) recognized on sale leaseback transactions for compression equipment that MidCon leased from a third-party company during the period presented. The statements also include depreciation expense related to the compression equipment owned by MidCon and used to provide services for the business acquired during the period presented. Certain expense items not directly associated with the business acquired, such as certain general and administrative expenses, interest expense, income taxes and corporate overhead (see Note 2), were excluded from the statements of revenues and direct operating expenses. The allocation of such costs was not historically made and therefore would be made at the discretion of management and would not necessarily be indicative of what such costs actually would have been had the specific assets been operated as a stand-alone entity.

All cash flow requirements of the April 2014 MidCon Acquisition were funded by MidCon and its affiliates, and cash management functions were not performed at the April 2014 MidCon Acquisition level. Therefore, a statement of cash flows, including cash flows from operating, investing and financing activities, is not presented as the April 2014 MidCon Acquisition did not maintain a separate cash balance.

2. Summary of Significant Accounting Policies

Use of Estimates in the Financial Statements

The preparation of the April 2014 MidCon Acquisition statement of assets acquired and liabilities assumed and statements of revenues and direct operating expenses requires management to make estimates and assumptions that affect the reported amounts therein as well as the disclosures of contingent assets and liabilities. Because of the inherent uncertainties in this process, actual future results could differ from those expected at the reporting date. Management believes that the estimates and assumptions used are reasonable.

Revenue Recognition

Revenue from contract operations is recognized when earned, which occurs monthly when service is provided under our customer contracts.

Compression Equipment

Compression equipment is carried at cost. Depreciation for financial reporting purposes is computed on the straight-line basis using estimated useful lives. Depreciation begins with the first compression service. The estimated useful life for compression equipment as of March 31, 2014 was 20 years. Maintenance and repairs are charged to expense as incurred. Major improvements that increase the value or extend the life of compressor units are capitalized and depreciated over the estimated useful life of two to ten years.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss exists when estimated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. If an impairment loss exists, a loss is recognized for the difference between the carrying amount and the fair value of the asset. Fair value of the asset is measured using market prices or, in the absence of market prices, based on an estimate of discounted cash flows.

Cost of Sales (Excluding Depreciation)

Cost of sales (excluding depreciation) includes all variable and fixed costs associated with providing contract operations services, including direct labor, benefits cost, cost of leased compressor units, parts cost, unit freight cost, lubricant cost, field supply cost and ad valorem taxes. The statements of revenues and direct operating expenses include $5.1 million and $5.6 million for the three months ended March 31, 2014 and 2013, respectively, in cost of sales incurred by MidCon for costs such as direct labor and benefits that were allocated based on a percentage of revenue. Cost of sales (excluding depreciation) for the three months ended March 31, 2014 includes $5.9 million of gains related to accelerated deferred sale leaseback gains resulting from the purchase of compressors by MidCon that were previously on lease from a third-party company.

Selling, General and Administrative

Selling, general and administrative (“SG&A”) expenses include only those costs directly associated with producing contract operations revenues. The amount of SG&A expenses included in the statements of revenues and direct operating expenses includes costs such as direct labor and benefits that were allocated based on a percentage of revenue.

3. Commitments and Contingencies

The assets acquired in the April 2014 MidCon Acquisition are subject to a number of state and local taxes that are not income-based. Many of these taxes are subject to audit by the taxing authorities, and therefore, it is possible that an audit could result in additional tax payments. Such additional tax payments resulting from an audit are accrued for when it is determined that a liability is probable and can be reasonably estimated. Management does not believe that such payments would be material to the April 2014 MidCon Acquisition’s financial position.

EXTERRAN PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

INTRODUCTION

The following is the unaudited pro forma condensed consolidated statement of operations of Exterran Partners, L.P. (“we,” “us” or “our”) for the nine months ended September 30, 2014. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2014 assumes that the acquisition of natural gas compression assets, including a fleet of 337 compressor units, comprising approximately 444,000 horsepower from MidCon Compression, L.L.C. (“MidCon”) for $352.9 million (the “April 2014 MidCon Acquisition”) occurred on January 1, 2014. The transaction adjustments are presented in the notes to the unaudited pro forma condensed consolidated statement of operations.

The unaudited pro forma condensed consolidated statement of operations reflects the following transactions:

•                  our acquisition in April 2014 of natural gas compression assets and identifiable intangible assets from MidCon;

•                  our issuance of approximately 6.2 million common units to the public and approximately 126,000 general partner units to our general partner;

•                  our issuance of $350.0 million aggregate principal amount of 6% senior notes due October 2022 (the “2014 Notes”); and

•                  our use of proceeds from the issuance of common units, general partner units and the 2014 Notes to pay $352.9 million to MidCon for the April 2014 MidCon Acquisition and to pay down $157.5 million on our revolving credit facility.

The unaudited pro forma condensed consolidated statement of operations was derived by adjusting our historical financial statements. The adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions. The unaudited pro forma condensed consolidated statement of operations does not purport to present our results of operations had the April 2014 MidCon Acquisition actually been completed as of the dates indicated. Moreover, the statement does not project our results of operations for any future date or period.

EXTERRAN PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2014

(In thousands, except per unit data)

	Exterran Partners, L.P. Historical	April 2014 MidCon Acquisition	Adjustments		Exterran Partners, L.P. Pro Forma
Revenues:
Revenue — third parties	$419,645	$23,772	$—		$443,417
Revenue — affiliates	258	—	—		258
Total revenue	419,903	23,772	—		443,675

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense) — affiliates	174,890	5,501	4,459	(A)	184,972
			122	(B)
Depreciation and amortization	93,227	460	3,557	(C)	97,244
Long-lived asset impairment	8,035	—	—		8,035
Restructuring charges	702	—	—		702
Selling, general and administrative — affiliates	59,157	154	2,167	(D)	61,540
			62	(E)
Interest expense	40,586	—	5,802	(F)	45,614
			(774	)(G)
Other (income) expense, net	88	—	—		88
Total costs and expenses	376,685	6,115	15,395		398,195
Income before income taxes	43,218	17,657	(15,395)		45,480
Income tax provision	424	—	48	(H)	472
Net income	$42,794	$17,657	$(15,443)		$45,008

General partner interest in net income	$9,325				$9,369
Common units interest in net income	$33,469				$35,639

Weighted average common units outstanding used in income per common unit:
Basic	53,583		2,070	(I)	55,653
Diluted	53,585		2,070	(I)	55,655

Income per common unit:
Basic	$0.62				$0.64
Diluted	$0.62				$0.64

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated statement of operations.

EXTERRAN PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

1. Basis of Presentation, the April 2014 Acquisition

The historical financial information is derived from the condensed consolidated financial statements of the Partnership and the financial statements of the April 2014 MidCon Acquisition. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2014 assumes that the April 2014 MidCon Acquisition occurred on January 1, 2014.

The unaudited pro forma condensed consolidated statement of operations reflects the following transactions:

•                  our acquisition in April 2014 of natural gas compression assets and identifiable intangible assets from MidCon;

•                  our issuance of approximately 6.2 million common units to the public and approximately 126,000 general partner units to our general partner;

•                  our issuance of $350.0 million aggregate principal amount of the 2014 Notes; and

•                  our use of proceeds from the issuance of common units, general partner units and the 2014 Notes to pay $352.9 million to MidCon for the April 2014 MidCon Acquisition and to pay down $157.5 million on our revolving credit facility.

2. Pro Forma Adjustments and Assumptions

(A) Reflects the reversal of amortization, including accelerated amortization, of deferred gain (loss) recognized on sale leaseback transactions net of lease expense incurred by MidCon from the leasing of compression equipment. This compression equipment was acquired by MidCon prior to the closing of the April 2014 MidCon Acquisition and is part of the assets acquired by us.

(B) Reflects an additional allocation of cost of sales (excluding depreciation and amortization expense) from Exterran Holdings, Inc. (“Exterran Holdings”), our indirect parent company, to us that would have been incurred if the April 2014 MidCon Acquisition had occurred on January 1, 2014.

(C) Reflects the estimated adjustment to depreciation and amortization expense for the preliminary purchase price adjustments made to compression equipment and intangible assets acquired in the April 2014 MidCon Acquisition. The compression equipment acquired will be depreciated on a straight-line basis over an average estimated remaining useful life of 25 years. The intangible assets are currently estimated to be amortized on a straight-line basis over a weighted average estimated remaining useful life of approximately 9 years.

(D) Reflects an additional allocation of selling, general and administrative (“SG&A”) expenses from Exterran Holdings assuming the April 2014 MidCon Acquisition had occurred on January 1, 2014. SG&A expenses in this adjustment include only the allocation of indirect expenses and have been allocated to us based on revenue and horsepower of Exterran Holdings and us in accordance with an omnibus agreement among us, Exterran Holdings and others.

(E) Reflects sales tax on intercompany leases of compressor units acquired in connection with the April 2014 MidCon Acquisition.

(F) Reflects interest expense and amortization of debt discount incurred as a result of our issuance of $350.0 million aggregate principle of the 2014 Notes which were issued to fund a portion of the April 2014 MidCon acquisition. The 2014 Notes were issued at an original issuance discount of $5.7 million, which is being amortized using the effective interest method at an interest rate of 6.25% over their term.

(G) Reflects a reduction in interest expense as a result of the pay down of $157.5 million on our revolving credit facility using funds in excess of the amount paid to MidCon for the April 2014 MidCon Acquisition from the issuance of approximately 6.2 million common units to the public, approximately 126,000 general partner units to our general partner and the 2014 Notes. The average annual interest rate on the revolving credit facility during the six months ended June 30, 2014 was 2.2%.

(H) Reflects additional state income taxes for the nine months ended September 30, 2014 in connection with the April 2014 MidCon Acquisition that we would have incurred if the acquisition had occurred on January 1, 2014.

(I) Reflects our issuance of approximately 6.2 million common units to the public to fund a portion of the purchase price of the April 2014 MidCon Acquisition.

3. Pro Forma Net Earnings Per Limited Partner Unit

Pro forma net income (loss) per common unit is determined by dividing the pro forma net income (loss) that would have been allocated to our common unitholders by the weighted average number of common units outstanding after the completion of the transaction included in the unaudited pro forma condensed consolidated statement of operations. Pursuant to our partnership agreement, to the extent that the quarterly distributions exceed certain targets, our general partner is entitled to receive certain incentive distributions that will result in more net income (loss) proportionately being allocated to our general partner than to our common unitholders. There was no additional pro forma reduction of net income allocable to our limited partners, including the amount of additional incentive distributions that would have occurred, for the nine months ended September 30, 2014.